Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended August 31, 2022

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$2,833,390
Unrealized Gain (Loss) on Market Value of Commodity Futures	(9,305,170)
Dividend Income	83,428
Interest Income	127,207
ETF Transaction Fees	1,050
Total Income (Loss)	$(6,260,095)

Expenses
General Partner Management Fees	$58,333
Professional Fees	9,112
Brokerage Commissions	1,751
Directors' Fees and insurance	3,870
NYMEX License Fee	1,459
SEC & FINRA Registration Expense	4,150
Total Expenses	$78,675
Net Income (Loss)	$(6,338,770)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 8/1/22	$117,072,449
Additions (150,000 Shares)	5,572,565
Withdrawals (100,000 Shares)	(3,889,889)
Net Income (Loss)	(6,338,770)

Net Asset Value End of Month	$112,416,355
Net Asset Value Per Share (3,050,000 Shares)	$36.86

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2022 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596